                            News Communications, Inc.
                            2 Park Avenue, Suite 1405
                               New York, NY 10016




                                                              December 11, 2000



Mr. Steven A. Farbman
One North Bridge Terrace
Mt. Kisco, New York 10549

Dear Steve:

         This letter confirms our discussions concerning your separation from News Communications, Inc. While these matters are never easy, we believe that your separation can occur as smoothly as possible and on an amicable basis. To that end, News Communications, Inc. and its subsidiaries, successors, affiliated and/or related entities (collectively, "NCI") and you agree to terminate, on the following terms, your employment and all agreements and understandings concerning your employment, including, without limitation, the Employment Agreement between you and NCI (the "Employment Agreement"), the Restricted Stock Agreement between you and NCI (the "Restricted Stock Agreement"), the Stock Option Agreement between you and NCI (the "Option Agreement") and the Stockholders' Agreement among you, NCI and certain other parties thereto (the "Stockholders' Agreement"), each of which was entered into as of July 28, 1999:

         1. Your last day of employment with NCI will be December 11, 2000, the effective date of your termination. Effective on the close of business on that date, you hereby resign as President and Chief Executive Officer and a director of NCI, and from all other positions and directorships held with NCI (and/or any of its subsidiaries). NCI accepts your resignations.

         2. NCI shall pay to you, in accordance with its normal payroll practice, your Base Salary (as defined in the Employment Agreement) through the effective date of your termination, less deductions and withholdings required by law.

         3. In lieu of any further payments to you under the terms of Section 6 of the Employment Agreement, including without limitation any accrued and unpaid

Mr. Steven Farbman
December 11, 2000
Page 2




               vacation or unreimbursed expenses, NCI hereby agrees to accelerate the vesting of the 125,000 shares of NCI's common stock which have not vested under the terms of the Restricted Stock Agreement, so that, upon your execution of this agreement, all 250,000 shares issued to you pursuant to the Restricted Stock Agreement (the "Vested Shares") will be owned by you free of forfeiture.

         4. All other or further rights, if any, in options, stock, or other equity issue of NCI are hereby rescinded and/or redeemed by NCI. You will have no further right to purchase or receive shares of stock or other securities of NCI and the Option Agreement is hereby terminated in its entirety.

         5. NCI hereby agrees to purchase from you, and you agree to sell to NCI or its designee(s), the Vested Shares for a purchase price of $2.00 per share, or $500,000 in the aggregate as follows:

               (a) NCI shall purchase 100,000 of the Vested Shares for $200,000 upon your signing of this agreement; and

               (b) NCI shall purchase 150,000 of the Vested Shares for $300,000 on or before May 1, 2002; provided, however, that if, before May 1, 2002, NCI becomes the subject of a bankruptcy proceeding or the shareholders of NCI vote to liquidate NCI as an entirety, or NCI is acquired in its entirety by a third party, then NCI shall be obligated to purchase the Vested Shares immediately upon the occurrence of such event.

               Payment of the purchase price for the Vested Shares shall be made by wire transfer of immediately available funds to a bank account specified by you against receipt of the certificates representing the Vested Shares, duly endorsed.

         6. You are entitled to continue, at your expense, your health insurance coverage for the next 18 months under COBRA. In accordance with the terms of the plan, your health insurance coverage will end on December 31, 2000, if you do not elect COBRA. Information will be mailed to you within 5 days explaining COBRA election.

         7. Your participation in NCI's 401(k) Plan will end as of the effective date of your employment. You will be entitled to receive a distribution of your account balance in accordance with the terms of the Plan.

Mr. Steven Farbman
December 11, 2000
Page 3


         8. NCI will not contest any claim you may file for unemployment compensation, and will assist you in filing such claim to the extent permitted by law.

         9. Any and all other NCI sponsored benefits, including long term disability and life insurance, will end as of your last day of active employment. Any conversion and/or continuation rights that you may have regarding such insurance will be in accordance with the terms of the insurance policies.

         10. Except as expressly provided for above, you will be entitled to no other or further compensation, remuneration or benefits from NCI and the Employment Agreement, the Stockholders' Agreement and the Restricted Stock Agreement are hereby terminated effective immediately, except that the provisions of Sections 3(c), 7, 8, 10, 11 and 23 of the Employment Agreement shall survive the termination thereof.

         11. You also agree that you will not, directly or indirectly or by action in concert with others, without the written consent of
               NCI:

               (a) for a period of one (1) year after the effective date of your termination enter into the employ of, or render any services to, or otherwise become interested in or engage in for your own account or as an individual, partner, stockholder, creditor, director, officer, principal, agent, employee, trustee, consultant, advisor, franchisee or in any other relationship or capacity, any person or entity engaged in (i) the publication of community oriented newspapers in Manhattan and Queens counties of New York or the region of Suffolk County, New York known as the South Fork, or (ii) the publication of any other newspaper, magazine or periodical the content of which is similar to or competitive with The Hill (each a "Competitive Business"); unless, in either case, NCI ceases to own any community oriented publications in the above mentioned territories or The Hill; or

               (b) interfere with NCI's relationship with, or for a period of 6 months after the effective date of your termination, employ any person who was an employee of NCI on the date of this agreement; or

               (c) for a period of 18 months after the effective date of your termination, endeavor to entice away from NCI, or otherwise induce any person or entity who or which is or was an employee, customer or supplier of, or maintained a business relationship with, NCI at the time of, or within 6 months prior to, the date of this agreement or which NCI has solicited or has definitively prepared to solicit at the time of termination to

Mr. Steven Farbman
December 11, 2000
Page 4


                    terminate or otherwise refrain from renewing or entering into an employment or other relationship with NCI, provided that the foregoing shall not prohibit you from employing anyone who has left the employ of NCI after the 6 month period specified in paragraph 11(b).

               The provisions of paragraph 11(a) shall not be deemed to preclude you from engagement by a corporation or entity some of the activities of which are engaged in a Competitive Business if your engagement does not, directly or indirectly, relate to, and you are segregated completely from, such Competitive Business and
               (ii) nothing contained in this paragraph 11 shall be deemed to prohibit you from directly acquiring or holding, solely for investment, securities of any corporation or entity some of the activities of which constitute a Competitive Business so long as such securities do not, in the aggregate, constitute more than five percent (5%) of any class or series of outstanding securities of such corporation or entity.

         12. In keeping with our intent to allow for an amicable separation, and as part of our accord, it is agreed that:

               (a) you release NCI of and from any and all claims and causes of action, demands, obligations, agreements, promises, liabilities, damages, costs and/or fees arising out of or relating to your employment, including the termination of your employment. By this paragraph, you are waiving, on behalf of yourself, your heirs, representatives and assigns, any claims which may exist against NCI, its directors, officers, employees, agents, and all other related or affiliated persons, firms or entities, including without limitation each of the parties to the Stockholders' Agreement. This includes all rights and obligations under any federal, state or local laws pertaining to employment, including, but not limited to, all employment discrimination laws, such as the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, the Equal Pay Act, the Family and Medical Leave Act, etc. This does not include any right that you may have to indemnification arising out of your service as a director or officer of NCI to the extent permitted by law or coverage under NCI's director and officer insurance policies to the extent provided in such policies; and

               (b) NCI releases you of and from any and all claims and causes of action, demands, obligations, agreements, promises, liabilities, damages, costs and/or fees arising out of or relating to your employment.

Mr. Steven Farbman
December 11, 2000
Page 5

               Nothing in this paragraph will effect the ability of either party to enforce rights or entitlements specially provided for under this agreement, as set forth above, or any rights or claims that may arise after the date of this agreement. Our respective obligations under this agreement are contingent upon compliance with the terms and conditions provided for herein

         13. You also agree that you will not provide any aid or assistance, other than testimony required by subpoena, to any person or entity who has filed or who seeks to file or prosecute any grievances, claims, complaints or lawsuits against NCI. You further agree that if you are required by subpoena to provide testimony in a case against NCI, you notify me within 48 hours of your receipt of a subpoena.

         14. You agree that you will not be re-employed by NCI, that you will not apply for or otherwise seek employment with NCI or any subsidiary of NCI, and that you specifically waive any right to reinstatement or re-employment by NCI in the future.

         15. If you assert any claim against NCI or any of the other entities or individuals in violation of this agreement, unless you have received a final non-appealable judgment in your favor in respect of such claim you agree that you will be liable for the costs and attorneys' fees that NCI incurs in defending against any such claim. However, nothing in this paragraph will affect your or NCI's ability to enforce rights or entitlements specifically provided for under this agreement, nor will it affect any rights with respect to any future claims arising out of events that may occur after the execution of this agreement.

         16. We agree that the terms and contents of this agreement and the contents of the negotiations and discussions resulting in this agreement, shall be maintained as confidential by us, our agents and representatives, and none of the above shall be disclosed except by you or NCI for the purpose of enforcing this Agreement, to the extent required by federal or state law, to the extent otherwise provided for in this Agreement, or as agreed to in writing by us.

         17. You certify that you have read this agreement carefully and that you have been given the opportunity to consult with your attorney regarding the terms, conditions and benefits set forth in this agreement prior to signing it. If the terms stated in this agreement are acceptable, please confirm your acceptance and agreement by signing your name in the space indicated below, and then return to me the original signed by you against receipt of the $200,000 payment for the Vested Shares. Your signature below will confirm that you

Mr. Steven Farbman
December 11, 2000
Page 6



               are entering into this agreement freely and with a full understanding of its terms, conditions, and effects, including that you are giving up the right to bring any claim against NCI, or any related entity, for any reason occurring before the date you sign this agreement. Your signature below will confirm that you have not relied on any representation or statement not set forth in this agreement.

         18. This agreement constitutes our complete and entire understanding on the subject of your employment and termination. It may not be modified except by a new written agreement signed by both of us. This agreement has been duly authorized by the Board of Directors of News Communications, Inc.

         19. This agreement has been entered into, and will be interpreted and enforced in accordance with the laws of the State of New York. If any portion of this Agreement is declared unenforceable or illegal by a court of competent jurisdiction, the remainder of this Agreement shall not be affected, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         20. This agreement, its contents and all information pertaining to its negotiations are to remain confidential. It is our intention that neither you nor NCI will communicate any derogatory or disparaging information concerning each other, including information concerning NCI's directors, officers, agents or employees. Any breach of this paragraph by either party will be deemed material.

         21. You acknowledge that this agreement is a full and accurate embodiment of the understanding between you and NCI and that it supersedes any prior agreements or understandings. The terms of this agreement may not be modified, except by mutual consent. All modifications must be reduced to writing and signed by both NCI and you to be effective.

Mr. Steven Farbman
December 11, 2000
Page 7



         If the terms of our proposal are acceptable, please indicate your acceptance by signing below and returning to the undersigned a signed copy of this agreement. Please let us know if you have any questions. We wish you the best of luck in the future.

                                     Sincerely,

                                     NEWS COMMUNICATIONS, INC.


                                     By: /s/ Paul Mastronardi
                                           --------------------
                                     Name:   PAUL MASTRONARDI
                                     Title:  CHIEF FINANCIAL OFFICER

AGREED AND ACCEPTED TO BY:


/s/ Steven Farbman
 -------------------
Steven A. Farbman

Date:  December 11, 2000

                                    GUARANTEE

         The undersigned, J. Morton Davis, to induce Steven Farbman to enter into this Agreement and to agree to terminate the Stockholders' Agreement, hereby guarantees the obligation of NCI to purchase the Vested Shares in accordance with Section 5 hereof; provided, however, that Steven Farbman acknowledges and agrees that not less than 10 days must elapse after demanding payment from NCI before seeking to enforce this Guarantee and in no event shall Steven Farbman seek to enforce this Guarantee before May 1, 2002.

                                     /s/ J. Morton Davis
                                     -------------------
                                     J. Morton Davis